Exhibit 10.2
Brandywine Realty Trust
Performance Share Award
          This is a Performance Share Award dated as of April 8, 2008 (“Date of Grant”) from Brandywine Realty Trust, a Maryland real estate investment trust (the “Company”) to [___] (“Grantee”). Terms used herein as defined terms and not defined herein have the meanings assigned to them in the Brandywine Realty Trust Amended and Restated 1997 Long-Term Incentive Plan, as amended from time to time (the “Plan”).
          1. Definitions. As used herein:
               (a) “Award” means the award of Performance Shares hereby granted.
               (b) “Board” means the Board of Trustees of the Company, as constituted from time to time.
               (c) “Cause” means “Cause” as defined in the Plan.
               (d) “Change of Control” means “Change of Control” as defined in the Plan.
               (e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.
               (f) “Committee” means the Committee appointed by the Board in accordance with Section 2 of the Plan, if one is appointed and in existence at the time of reference. If no Committee has been appointed pursuant to Section 2, or if such a Committee is not in existence at the time of reference, “Committee” means the Board.
               (g) “Date of Grant” has the meaning shown above.
               (h) “Deferred Compensation Plan” means the Brandywine Realty Trust Executive Deferred Compensation Plan, as in effect from time to time.
               (i) “Disability” means “Disability” as defined in the Plan.
               (j) “Employer” means the Company or the Subsidiary for which Grantee is performing services on the applicable Vesting Date.
               (k) “Fair Market Value” means “Fair Market Value” as defined in the Plan.

               (l) “Performance Period” means, with respect to each Performance Share, the period beginning on the Date of Grant and ending on the applicable Vesting Date for such Performance Share.
               (m) “Performance Shares” means the [___] Shares which are subject to vesting and forfeiture in accordance with the terms of this Award.
               (n) “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, as in effect from time to time.
               (o) “Share” means a common share of beneficial interest, $.01 par value per share, of the Company, subject to substitution or adjustment as provided in Section 3(c) of the Plan.
               (p) “Subsidiary” means, with respect to the Company, a subsidiary company, whether now or hereafter existing, as defined in section 424(f) of the Code, and any other entity 50% or more of the economic interests in which are owned, directly or indirectly, by the Company.
               (q) “Vesting Date” means the date(s) on which Grantee vests in all or a portion of the Performance Shares, as provided in Paragraph 3.
          2. Grant of Performance Shares. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to Grantee the Performance Shares.
          3. Vesting of Performance Shares.
               (a) Subject to the terms and conditions set forth herein and in the Plan, Grantee shall vest in the Performance Shares on the Vesting Date set forth in Paragraph 3(b) and as of the Vesting Date set forth in Paragraph 3(b) shall be entitled to the delivery of Shares with respect to such Performance Shares; provided that either (i) on the Vesting Date, Grantee is, and has from the Date of Grant continuously been, an employee of the Company or a Subsidiary during the Performance Period, or (ii) Grantee’s termination of employment before the Vesting Date occurred because of Grantee’s death or Disability.
               (b) Subject to Paragraphs 3(a) and 3(c), a Vesting Date for Performance Shares subject to the Award shall occur on April 8, 2011.
               (c) Notwithstanding Paragraphs 3(a) and 3(b):
(i)	a Vesting Date for all Performance Shares shall occur upon the occurrence of a Change of Control, and the Performance Shares, to the extent not previously vested, shall thereupon vest in full, provided that:

(A)	as of the date of the Change of Control, Grantee is, and has from the Date of Grant continuously been, an employee of the Company or a Subsidiary or

(B)	Grantee’s termination of employment before the date of the Change of Control occurred because of Grantee’s death or Disability.
(ii)	To the extent provided under the Deferred Compensation Plan, Grantee may elect to defer the receipt of Shares issuable with respect to Performance Shares. To the extent Grantee has elected to defer the receipt of such Shares, such Shares shall be delivered at the time or times designated pursuant to the Deferred Compensation Plan.
          4. Forfeiture of Performance Shares.
                (a) Subject to the terms and conditions set forth herein, if Grantee terminates employment with the Company and all Subsidiaries prior to the Vesting Date for a Performance Share for reasons other than death or Disability, Grantee shall forfeit any such Performance Share which has not vested as of such termination of employment. Grantee shall not forfeit Performance Shares which have not vested as of Grantee’s termination of employment with the Employer because of death or Disability.
          Upon a forfeiture of the Performance Shares as provided in this Paragraph 4, the Performance Shares shall be deemed canceled.
               (b) The provisions of this Paragraph 4 shall not apply to Performance Shares as to which a Vesting Date has occurred.
           5. Rights of Grantee. During the Performance Period, with respect to the Performance Shares, Grantee shall have the right to receive a cash payment equal to the value of any distributions or dividends payable with respect to Shares.
          6. Notices. Any notice to the Company under this Award shall be made to:
Brandywine Realty Trust
555 E. Lancaster Ave., Suite 100
Radnor, PA 19087
Attention: General Counsel
or such other address as may be provided to Grantee by written notice. Any notice to Grantee under this Award shall be made to Grantee at the address listed in the Company’s personnel files. All notices under this Award shall be deemed to have been given when hand-delivered, telecopied or delivered by first class mail, postage prepaid, and shall be irrevocable once given.
          7. Securities Laws. The Committee may from time to time impose any conditions on the Performance Shares as it deems necessary or advisable to ensure that the Plan satisfies the conditions of Rule 16b-3, and that Shares are issued and resold in compliance with the Securities Act of 1933, as amended.
          8. Delivery of Shares. Upon a Vesting Date, the Company shall notify Grantee (or Grantee’s legal representatives, estate or heirs, in the event of Grantee’s death before a Vesting Date) that the Performance Shares have vested. Except to the extent that Grantee has elected to defer the delivery of Shares under the Deferred Compensation Plan, within ten (10) business days of a Vesting Date, the Company shall, without payment from Grantee for the Performance Shares, deliver to Grantee a certificate for the Performance Shares without any legend or restrictions, except for such restrictions as may be imposed by the Committee, in its sole judgment, under Paragraph 7, provided that no certificates for Shares will be delivered to Grantee until appropriate arrangements have been made with Employer for the withholding of any taxes which may be due with respect to such Shares. The Company is authorized to withhold from any cash remuneration then or thereafter payable to Grantee an amount sufficient to cover required tax withholdings and is further authorized to cancel a number of Shares for which the restrictions have lapsed having an aggregate Fair Market Value equal to the required tax withholdings. The Company may condition delivery of certificates for Shares upon the prior receipt from Grantee of any undertakings which it may determine are required to assure that the certificates are being issued in compliance with federal and state securities laws. The right to payment of any fractional Shares shall be satisfied in cash, measured by the product of the fractional amount times the fair market value of a Share on the Vesting Date, as determined by the Committee.
           9. Award Not to Affect Employment. The Award granted hereunder shall not confer upon Grantee any right to continue in the employment of the Company or any Subsidiary.
          10. Miscellaneous.
                (a) The address for Grantee to which notice, demands and other communications are to be given or delivered under or by reason of the provisions hereof shall be the Grantee’s address as reflected in the Company’s personnel records.
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               (b) This Award and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the State of Maryland.

BRANDYWINE REALTY TRUST
BY:
Gerard H. Sweeney
President and Chief Executive Officer

Accepted:

[GRANTEE]

**	This form is being filed pursuant to a compensation arrangement.